ADDENDUM TO THAT LEASE
                          DATED MAY 21, 1998

     THIS ADDENDUM TO THE LEASE between SOUTHERN CALIFORNIA SUNBELT DEVELOPERS, INC. ("Landlord") and GTC TELECOM, A NEVADA CORPORATION; ERIC CLEMONS; AND PAUL SANDHU, JOINTLY AND SEVERALLY ("Tenant") for property located at 3151 Airway Avenue, Suite P-3, Costa Mesa, California 92626, is dated as below written.

     WHEREAS, Tenant is presently the occupant of approximately 2,712 Rentable Square Feet ("RSF") of ground floor office space located in Building "P" at THE JOHN WAYNE EXECUTIVE GUILD CENTER, 3151 Airway Avenue, Costa Mesa, California (the "Premises"), designated suite number P-3; and also occupies approximately 1,987 RSF of SUITE K-104 by virtue of a written month-to-month lease agreement; and

     WHEREAS, Tenant desires to terminate its occupancy of SUITE K-104, while maintaining its occupancy of SUITE P-3, and expand the occupied Premises to include an additional 2,973 RSF of office space in the same single-story building, which is presently designated as SUITE P-1:

     IT IS THEREFORE AGREED AND UNDERSTOOD THAT:

Tenant shall terminate its tenancy of Suite K-104, effective
September 30, 1999. Effective October 1, 1999, Tenant shall relocate its business operation from SUITE K-104 to SUITE P-1 at THE JOHN WAYNE EXECUTIVE GUILD CENTER, 3151 Airway Avenue, Costa Mesa, California 92626, consisting of 2,973 RSF.

Term:

The term of Tenant's occupancy of Suite P-1 shall be no less than three (3) months, commencing October 1, 1999, and, unless otherwise terminated pursuant to the terms of this agreement, such tenancy shall terminate May 31, 2001

Early Access to Premises:

Landlord hereby grants Tenant the option to enter and prepare for early occupancy of Suite P-1 prior to the Lease commencement date for purposes of installing equipment, fixtures and all related cabling, and to set up furniture, etc. If business operations actually commence out of the P-1 location prior to the October 1, 1999 intended start date, Tenant will pay rent for a portion of the month of September, 1999, prorated at one-thirtieth (1/30) of the Base Rental Rate for each day

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of early occupancy.  Conversely, Tenant will be granted a credit of one-thirtieth (1/30) per day of the Base Rental Rate of Suite K-104 for each day of early vacancy to coincide with said early occupancy of Suite P-1.

Option to Terminate:

Tenant shall have an option of early termination which, if exercised, must be invoked by written notice to Landlord, not less than ninety (90) days prior to the intended termination date, which is to be the last calendar day of the month. By way of example, if Tenant elects to exercise the "early termination option", and Tenant plans to terminate its occupancy and vacate the Premises on or about the middle of April, 2000, Tenant must notify Landlord of such intention, in writing, no later than January 31, 2000, and said Lease rental obligation will terminate effective April 30, 2000.
It is specifically understood by the parties that such option to terminate shall apply to Suite P-1 only, and may not be invoked with regard to Tenant's occupancy of Suite P-3.

Base Rent:

Effective Base Rent per RSF for the period of Tenant's occupancy of Suite P-1 shall be the same as the Base Rental rate per RSF of Suite P-3 throughout the period of Tenant's occupancy of Suite P-1.

Security Deposit:

The Security Deposit for Suite P-1 shall be Six Thousand Dollars ($6,000.00). Landlord acknowledges prior receipt of Four Thousand Dollars ($4,000.00) previously paid by Tenant as a Security Deposit for Suite K-104 and Landlord shall apply this amount towards the Suite P-1 Security Deposit, less any debits, to restore Suite K-104, due to any damages which exceed normal wear and tear, as per the Lease. Concurrently with the execution of this Addendum to Lease, Tenant shall deliver to Landlord in good funds, the additional sum of Two Thousand Dollars ($2,000.00) to be held by Landlord as security for the full and faithful performance of each and every provision of this Lease (the "Security Deposit").


EXCEPT AS MODIFIED HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE
LEASE BETWEEN THE PARTIES ABOVE DESCRIBED, SHALL REMAIN UNCHANGED
AND IN FULL FORCE AND EFFECT.

     DATED at Orange County, California.

                (Signatures Appear on Following Page)
///

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Landlord:

SOUTHERN CALIFORNIA SUNBELT DEVELOPERS, INC.
A CALIFORNIA CORPORATION



By:/s/Dan W. Baer            9/9/99
   DAN W. BAER, President    Date


Tenant:

GTC TELECOM, A NEVADA CORPORATION ("GTC")


By:/s/Paul Sandhu                    9/23/99
   PAUL SANDHU, President & CEO      Date


/s/Paul Sandhu                       9/23/99
   PAUL SANDHU                       Date

/s/Eric Clemons                      9/23/99
ERIC CLEMONS                         Date